WYNNEFIELD PARTNERS SMALL CAP VALUE L.P.
                   WYNNEFIELD PARTNERS SMALL CAP VALUE L.P. I
                           CHANNEL PARTNERSHIP II L.P.
                  WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND LTD
                                   NELSON OBUS
                                 ONE PENN PLAZA
                                   SUITE 4720
                            NEW YORK, NEW YORK 10119



                                  May 18, 1998


Mr. Jack E. Golsen
Chairman of the Board and President
LSB Industries, Inc.
16 South Pennsylvania Avenue
Oklahoma City, OK 73107

Dear Jack:

     As my updated Schedule 13D filing indicates, we have decided to increase our holdings in LSB Industries. While we have chosen this course of action for a number of reasons, one of them is to protect our earlier investment in light of what we consider continued management indecisiveness.

     I find the candor of your Letter to Shareholders dated April 27, 1998 refreshing, but it is unfortunate that it took you so long to recognize the obvious--that the Automotive and Industrial Businesses have been and will continue to be destroyers and not creators of shareholder value. Furthermore, we cannot believe that the spin-off strategy that you are exploring is viable. Both of these operations have lost money for the last four years--in the midst of the best economic conditions this nation has ever experienced. As I argued when I visited you almost 18 months ago--bite the bullet, discontinue them and write them down to their true value, which I suspect is minimal. Your proclivity to stretch out this painful process only further dilutes shareholder value and is a reflection of the chronic lack of strategic clarity which has characterized LSB Industries for years and accounts in part for the Company's abysmal stock performance.

     On another note, I applaud the withdrawal of your proposal to obtain voting rights for three million new shares and a 10% preferred security in exchange for three million dollars. Clearly, the proposal was not in the interest of your outside shareholders.

     Perhaps we could get together in mid-June to discuss your April 27 Letter to Shareholders. I doubt the stock price will hold at even these depressed levels unless the Company embarks on a path which truly gives it a strategic focus.

                                   Sincerely,


     Date:  May 18, 1997

                                   WYNNEFIELD PARTNERS SMALL CAP VALUE L.P.

                                   By: WYNNEFIELD CAPITAL MANAGEMENT, LLC,
                                       as general partner


                                       By:  /S/ NELSON OBUS
                                            ---------------
                                              Nelson Obus
                                            Managing Member

                                   WYNNEFIELD PARTNERS SMALL CAP VALUE L.P. I

                                   By: WYNNEFIELD CAPITAL MANAGEMENT, LLC,
                                       as general partner


                                       By:  /S/ NELSON OBUS
                                            ---------------
                                              Nelson Obus
                                            Managing Member

                                   CHANNEL PARTNERSHIP II L.P. I


                                   By:   /S/ NELSON OBUS
                                         ---------------
                                           Nelson Obus
                                         General Partner

                                   WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND LTD

                                   By: WYNNEFIELD CAPITAL, INC.,
                                       as general partner


                                       By: /S/ NELSON OBUS
                                           ---------------
                                             Nelson Obus
                                              President


                                           /S/ NELSON OBUS
                                           ---------------
                                               Nelson Obus